UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 10, 2025
(December 10, 2025)

Name of Registrant, State of Incorporation, Address Of Principal Executive Offices, Telephone Number, Commission File No., IRS Employer Identification No.

TXNM Energy, Inc.
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone Number - (505) 241-2700
Commission File No. - 001-32462
IRS Employer Identification No. - 85-0468296

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 40.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of exchange on which registered
TXNM Energy, Inc.	Common Stock, no par value	TXNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On December 10, 2025, TXNM Energy, Inc. (the “Company”) issued $350,000,000 aggregate principal amount of its 7.000% Fixed-to-Fixed Reset Rate Junior Subordinated Convertible Notes due 2056 (the “Notes”) pursuant to an Indenture (the “Indenture”), dated as of December 10, 2025, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes were sold under a Purchase Agreement (the “Purchase Agreement”) dated December 8, 2025 among the Company and the initial purchasers party thereto.

The Notes are unsecured obligations of the Company and rank junior and subordinate in right of payment to the prior payment in full of the Company’s existing and future senior indebtedness. The Notes rank equally in right of payment to the Company’s 5.75% Junior Subordinated Convertible Notes due 2054. The Notes will rank equally in right of payment with any future unsecured indebtedness that the Company may incur from time to time if the terms of such indebtedness provide that it ranks equally with the Notes in right of payment.

The Notes will bear interest (i) from and including December 10, 2025 to, but excluding, July 31, 2031 (the “First Reset Date”) at an annual rate of 7.000% and (ii) from and including the First Reset Date during each Interest Reset Period (as defined in the Indenture) at an annual rate equal to the Five-Year Treasury Rate (as defined in the Indenture) as of the most recent Reset Interest Determination Date (as defined in the Indenture), plus 3.254%; provided, that the interest rate during any Interest Reset Period will not reset below 7.000% (which equals the initial interest rate on the Notes). Interest, subject to the Company’s right to defer interest payments, will be payable semi-annually in arrears on January 31 and July 31 of each year, beginning on July 31, 2026. The Notes will mature on July 31, 2056, unless earlier redeemed.

So long as no event of default with respect to the Notes has occurred and is continuing, the Company may, at its option, defer interest payments on the Notes on one or more occasions, from time to time, for up to 20 consecutive semi-annual interest payment periods. During any deferral period, interest on the Notes will continue to accrue at the then-applicable interest rate on the Notes. In addition, during any deferral period, interest on deferred interest will accrue at the then-applicable interest rate on the Notes, compounded semi-annually, to the extent permitted by applicable law.

The Company may redeem the Notes at it option before their maturity:

•in whole or in part, on one or more occasions, (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any interest payment date, in each case at 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on the Notes to be redeemed, but excluding, the redemption date;

•in whole, but not in part, at 100% of their principal amount, plus any accrued and unpaid interest to, but excluding, the redemption date thereon, if certain changes in tax laws, treaties or interpretations occur;

•in whole, but not in part, at 102% of their principal amount, plus any accrued and unpaid interest to, but excluding, the redemption date thereon, if a rating agency makes certain changes in the equity credit criteria for securities such as the Notes.

The Notes are subject to customary events of default, as set forth in the Indenture.

The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the complete text of the Indenture and the form of Note, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number     Description

4.1	Indenture, dated as of December 10, 2025, between TXNM Energy, Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of Note, representing the 7.000% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TXNM ENERGY, INC.
(Registrant)

Date: December 10, 2025	/s/ Gerald R. Bischoff
Gerald R. Bischoff
Vice President and Corporate Controller
(Officer duly authorized to sign this report)